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                                                                      EXHIBIT 1b

                             JOHN HANCOCK WORLD FUND


                          Establishment and Designation
                                       of
                        Class A Shares and Class B Shares
                            of Beneficial Interest of
                         John Hancock Global Retail Fund


         The undersigned, being a majority of the Trustees of John Hancock World Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Sections
5.1 and 5.11 of the Amended and Restated Declaration of Trust dated February 8, 1994 of the Trust, as amended from time to time (the "Declaration"), do hereby divide the shares of beneficial interest (the "Shares") of John Hancock Global Retail Fund ("Global Retail Fund") to create multiple classes of Shares of the Fund as follows:

         1. The classes of Shares of Global Retail Fund established and designated hereby are "Class A Shares" and "Class B Shares," respectively.

         2. Each Class of Shares of the Fund shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration.

         3. The purchase price of each Class of Shares of the Fund, the method of determining the net asset value of each Class of Shares of the Fund, and the relative dividend rights of holders of each Class of Shares of the Fund shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended and as in effect at the time of issuing such Shares.


         IN WITNESS WHEREOF, the undersigned have executed this instrument this 27th day of September, 1994.


/s/Edward J. Boudreau, Jr.                     /s/William S. Cosgrove
--------------------------                     ----------------------
Edward J. Boudreau. Jr.                        William S. Cosgrove
as Trustee and not individually                as Trustee and not individually
34 Swan Road                                   20 Buttonwood Place
Winchester, MA  01890                          Saddle River, NJ  07458

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/s/Dennis S. Aronowitz                         /s/Bayard Henry
----------------------                         ---------------
Dennis S. Aronowitz                            Bayard Henry
as Trustee and not individually                as Trustee and not individually
29 Lee Road                                    65 Goddard Avenue
Chestnut Hill, MA  02167                       Brookline, MA  02146


/s/Richard P. Chapman, Jr.                     /s/Richard S. Scipione
--------------------------                     ----------------------
Richard P. Chapman, Jr.                        Richard S. Scipione
as Trustee and not individually                as Trustee and not individually
107 Upland Road                                4 Sentinel Road
Brookline, MA  02146                           Hingham, MA  02043



-------------------------------                /s/Edward J. Spellman
Francis C. Cleary                              ---------------------
as Trustee and not individually                Edward J. Spellman
58 Avalon Road                                 as Trustee and not individually
Needham, MA  02192                             259 C Commercial Blvd.
                                               Lauderdale By the Sea, FL  33308


/s/Gail D. Fosler
-----------------
Gail D. Fosler
as Trustee and not individually
845 3rd Avenue
New York, NY  10022



         The Declaration, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of the Commonwealth of Massachusetts provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.